Exhibit 99.1

International Rectifier Announces Fourth Quarter Fiscal Year 2010 Results

EL SEGUNDO, Calif.—(BUSINESS WIRE)—August 26, 2010— International Rectifier Corporation (NYSE:IRF) today announced financial results for the fourth quarter (ended June 27, 2010) of its fiscal year 2010.  Revenue for the fourth quarter fiscal year 2010 was $263.8 million, a 9.1% increase from $241.9 million in the third quarter fiscal year 2010 and a 65.3% increase from $159.6 million in the fourth quarter fiscal year 2009.

International Rectifier reported net income of $29.0 million, or $0.41 per fully diluted share for the fourth quarter fiscal year 2010, compared with a net income of $40.4 million, or $0.56 per fully diluted share, in the prior quarter, and net income of $29.1 million, or $0.40 per share in the fourth quarter fiscal year 2009.  The results for the fourth and third quarter fiscal year 2010 included $8.5 million and $23.0 million, respectively, of gross tax benefits. The results for the fourth quarter fiscal year 2009 also included recognition of a $96.1 million deferred gain on the prior divestiture of the Power Control Systems (PCS) business, a $45 million charge arising from the settlement of a securities class action litigation, a $9.6 million tax benefit, a $9.5 million expense recovery from an insurance reimbursement, and a $2.0 million investment impairment charge.

Gross margin was 36.1%, flat compared with the third quarter fiscal year 2010 and up from 20.8% in the fourth quarter fiscal year 2009.

Research and development expenses for the fourth quarter fiscal year 2010 were $26.6 million, up from $25.6 million in the prior quarter.

Selling, general and administrative expenses for the fourth quarter fiscal year 2010 were $45.2 million, compared with $43.1 million in the prior quarter.

Cash, cash equivalents and marketable investments totaled $586.6 million at the end of the fourth quarter fiscal year 2010, including restricted cash of $3.7 million.

Net cash from operating activities for the fourth quarter fiscal year 2010 was $57.9 million.

During the fourth quarter fiscal year 2010, the Company purchased 435,954 shares of its common stock under its existing share repurchase program. The Company had 70,324,178 shares outstanding at the end of the quarter.

First Quarter Outlook

International Rectifier President and Chief Executive Officer Oleg Khaykin stated: “IR has made good progress building growth momentum and improving operational performance over the 2010 fiscal year.  As we enter fiscal 2011, we continue to invest in our business focusing on research and development and design wins and driving future growth.

“For the September quarter, our design win activity remains strong and we continue to see increased end-market demand, particularly in our industrial, discrete, and automotive products. We currently expect first quarter revenue to range from $275 million to $280 million and gross margin to be about 37.5%.”

Segment Table Information

The customer segment tables included with this release for the Company’s fiscal quarters ended June 27, 2010, March 28, 2010 and June 28, 2009, respectively, reconcile revenue and gross margin for the Company’s ongoing customer segments to the consolidated total amounts of such measures for the Company.

Annual Report on Form 10-K

The Company expects to file its Annual Report on Form 10-K for fiscal year 2010 with the Securities and Exchange Commission on Thursday, August 26, 2010. This financial report will be available for viewing and download at http://investor.irf.com.

NOTE: A conference call will begin today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). All participants, both in the U.S. and international, may join the call by dialing 706-679-3195 by 1:55 p.m. Pacific time.  In order to join this conference call,  participants will be required to provide the Conference Passcode: “International Rectifier”.  Participants may also listen over the Internet at http://investor.irf.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

A taped replay of this call will be available from approximately 5:30 p.m. Pacific time on Thursday, August 26, through Thursday, September 2, 2010. To listen to the replay by phone, call 800-642-1687 or 706-645-9291 for international callers and enter reservation number 91435095. To listen to the replay over the Internet, please go to http://investor.irf.com. The live call and replay will also be available on www.streetevents.com.

About International Rectifier

International Rectifier Corporation (NYSE:IRF) is a world leader in power management technology. IR’s analog, digital, and mixed signal ICs, and other advanced power management products, enable high performance computing and save energy in a wide variety of business and consumer applications.  Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR’s power management solutions to power their next generation products. For more information, go to www.irf.com.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate.  These forward-looking statements involve risks, uncertainties and assumptions.  When we use words such as “believe,” “expect,” “anticipate,” “will” or similar expressions, we are making forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give readers any assurance that such expectations will prove correct.  The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, reduced demand arising from a decline or volatility in general market and economic conditions; reduced margins from lower than expected factory utilization and inventory reduction efforts; continued volatility and further deterioration of the capital markets; the effects of longer lead times for certain products on meeting demand and any inability by us to satisfy or to timely satisfy customer demand; unexpected costs or delays in implementing our plans to transfer, consolidate and qualify product lines, including product lines at third party contract manufacturers; the adverse impact of regulatory, investigative and legal actions; increased competition in the highly competitive semiconductor business that could adversely affect the prices of our products or our ability to secure additional business; the effects of manufacturing, operational and vendor disruptions; unexpected delays and disruptions in our supply, manufacturing and delivery efforts due to, among other things, supply constraints, equipment malfunction or natural disasters; delays in launching new technology products; our ability to maintain current intellectual property licenses and obtain new intellectual property licenses; costs arising from pending and threatened litigation or claims; and other uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	June 27, 2010	March 28, 2010	June 27, 2010	June 28, 2009
Revenues	$263,796	$241,886	$895,297	$740,419
Cost of sales	168,684	154,576	602,700	515,563
Gross profit	95,112	87,310	292,597	224,856
Selling, general and administrative expense	45,188	43,135	169,190	262,068
Research and development expense	26,619	25,649	99,310	98,211
Impairment of goodwill	—	—	—	23,867
Amortization of acquisition-related intangible assets	1,094	1,093	4,375	4,408
Asset impairment, restructuring and other charges	35	117	289	56,493
Gain on divestiture	—	—	—	(96,136)
Operating income (loss)	22,176	17,316	19,433	(124,055)
Other (income) expense, net	(86)	318	2,019	39,717
Interest income, net	(2,190)	(2,573)	(11,221)	(11,694)
Income (loss) before income taxes	24,452	19,571	28,635	(152,078)
(Provision for) benefit from income taxes	(4,570)	(20,816)	(52,192)	95,339
Net income (loss)	$29,022	$40,387	$80,827	$(247,417)

Net income (loss) per common share-basic	$0.41	$0.57	$1.13	$(3.42)

Net income (loss) per common share-diluted	$0.41	$0.56	$1.13	$(3.42)

Average common shares outstanding—basic	70,553	70,850	70,958	72,295
Average common shares and potentially dilutive securities outstanding—diluted	71,014	71,176	71,248	72,295

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 27, 2010	June 28, 2009 (1)(2)
ASSETS
Current assets:
Cash and cash equivalents	$229,789	$365,761
Restricted cash	1,913	3,925
Short-term investments	309,384	113,247
Trade accounts receivable, net of allowances of $3,725 for 2010 and $5,102 for 2009	156,753	98,515
Inventories	170,168	151,121
Current deferred tax assets	2,085	1,223
Prepaid expenses and other receivables	40,243	27,613
Total current assets	910,335	761,405
Restricted cash	1,753	—
Long-term investments	43,751	121,508
Property, plant and equipment, at cost, net	347,745	369,713
Goodwill	74,955	74,955
Acquisition-related intangible assets, net	7,446	11,821
Long-term deferred tax assets	7,738	7,994
Other assets	47,194	53,911
Total assets	$1,440,917	$1,401,307
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94,646	$62,570
Accrued income taxes	5,764	6,830
Accrued salaries, wages and commissions	32,279	22,325
Current deferred tax liabilities	1,686	2,793
Other accrued expenses	75,259	114,043
Total current liabilities	209,634	208,561
Long-term deferred tax liabilities	5,334	4,439
Other long-term liabilities	34,504	53,055
Total liabilities	249,472	266,055
Commitments and contingencies
Stockholders’ equity:
Common shares, $1 par value, authorized: 330,000,000; issued and outstanding: 70,324,178 shares in 2010 and 71,192,390 shares in 2009	73,518	73,101
Preferred shares, $1 par value, authorized: 1,000,000; issued and outstanding: none in 2010 and 2009	—	—
Capital contributed in excess of par value	997,637	981,786
Treasury stock, at cost	(48,671)	(23,632)
Retained earnings	179,189	98,362
Accumulated other comprehensive income	(10,228)	5,635
Total stockholders’ equity	1,191,445	1,135,252
Total liabilities and stockholders’ equity	$1,440,917	$1,401,307

(1)       Certain reclassifications have been made to the previously reported amounts to conform to the current presentation.

(2)       During the second quarter of fiscal year 2010, we determined that in prior years, specifically fiscal years 1998 through 2006, net foreign currency gains of $13.3 million related to intra-company loans with the Company’s foreign subsidiaries which should have been recorded in other expense, net and, as a result, should have impacted net income (loss), were recorded in other comprehensive income.  This adjustment is reflected in the June 28, 2009 balance sheet above.

INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Fiscal Year Ended
	June 27, 2010	June 28, 2009 (1)	June 27, 2010	June 28, 2009 (1)
Cash flow from operating activities:
Net income (loss)	$29,022	$29,093	$80,827	$(247,417)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,648	16,528	70,686	64,003
Amortization of acquisition-related intangible assets	1,094	1,112	4,375	4,408
Loss on disposal of fixed assets	327	—	559	—
Stock compensation expense	3,193	2,399	11,419	7,405
Goodwill impairment	—	—	—	23,867
(Gain) loss on sale of investments	(1,077)	(1,221)	(6,485)	3,411
Other-than-temporary impairment of investments	1,290	1,981	3,349	39,239
Provision for bad debt	163	(131)	(2,168)	131
Provision for (recovery of) inventory write-downs	1,627	(183)	(2,997)	10,727
Asset impairment	—	856	—	51,709
Gain on derivatives	(1,463)	(1,398)	(3,427)	(1,220)
Divestiture gain	—	(96,136)	—	(96,136)
Deferred income taxes	(4,618)	21,651	(5,885)	104,101
Net settlement of restricted stock units for tax withholdings	(37)	—	(782)	(500)
Tax benefit (charge) from exercise of stock options	—	(228)	—	340
Excess tax benefit from stock options exercised	(150)	—	(197)	(3)
Changes in operating assets and liabilities, net	8,890	19,577	(100,734)	(5,286)
Other	967	(3,284)	3,689	(490)
Net cash provided by (used in) operating activities	57,876	(9,384)	52,229	(41,711)
Cash flow from investing activities:
Additions to property, plant and equipment	(19,714)	(7,864)	(58,071)	(20,793)
Proceeds from sale of property, plant and equipment	478	—	535	576
Cash conveyed as part of Divestiture	—	(30,000)	—	(30,000)
Withdrawals from deferred compensation plan	—	—	2,443	—
Sale of investments	17,307	46,180	146,667	317,591
Maturities of investments	89,560	35,920	146,060	117,555
Purchase of investments	(96,724)	(49,823)	(407,399)	(289,333)
Redemption of equity investment	—	—	2,050	—
(Additions to) released from restricted cash	(261)	14,084	259	14,012
Net cash (used in) provided by investing activities	(9,354)	8,497	(167,456)	109,608
Cash flow from financing activities:
Decrease in restricted cash	—	—	—	1,416
Proceeds from exercise of stock options and stock participation plan	1,158	59	5,629	3,023
Excess tax benefit from options exercised	150	—	197	3
Purchase of treasury stock	(8,609)	(8,203)	(25,039)	(23,632)
Net cash used in financing activities	(7,301)	(8,144)	(19,213)	(19,190)
Effect of exchange rate changes on cash and cash equivalents	(487)	1,297	(1,532)	(3,410)
Net increase (decrease) in cash and cash equivalents	40,734	(7,734)	(135,972)	45,297
Cash and cash equivalents, beginning of year	189,055	373,495	365,761	320,464
Cash and cash equivalents, end of year	$229,789	$365,761	$229,789	$365,761

(1)       Certain reclassifications have been made to the previously reported amounts to conform to the current presentation.

For the fiscal years ended June 27, 2010 and June 28, 2009, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	June 27, 2010			June 28, 2009 (1)
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$345,610	38.6%	16.5%	$233,737	31.6%	10.9%
Energy-saving products	185,404	20.7	40.3	151,090	20.4	36.7
Automotive products	72,932	8.1	24.2	54,061	7.3	21.5
Enterprise power	128,691	14.4	42.3	87,473	11.8	37.1
HiRel	153,213	17.1	51.7	148,266	20.0	51.7
Ongoing customer segments total	885,850	98.9	32.0	674,627	91.1	29.9
Intellectual property	9,447	1.1	100.0	27,673	3.7	100.0
Ongoing segments total	895,297	100.0	32.7	702,300	94.9	32.6
Transition services	—	—	—	38,119	5.1	(11.3)
Consolidated total	$895,297	100.0%	32.7%	$740,419	100.0%	30.4%

For the three months ended June 27, 2010 and March 28, 2010, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	June 27, 2010			March 28, 2010 (1)
Business Segment	Revenues	Percentage of Total	Gross Margin	Revenues	Percentage of Total	Gross Margin
Power management devices	$109,404	41.5%	24.4%	$95,021	39.3%	21.1%
Energy-saving products	55,190	20.9	42.9	51,992	21.5	44.7
Automotive products	21,523	8.2	30.6	19,950	8.2	28.3
Enterprise power	34,919	13.2	44.0	32,586	13.5	41.8
HiRel	40,644	15.4	50.8	40,163	16.6	56.2
Ongoing customer segments total	261,680	99.2	35.5	239,712	99.1	35.5
Intellectual property	2,116	0.8	100.0	2,174	0.9	100.0
Ongoing segments total	263,796	100.0	36.1	241,886	100.0	36.1
Transition services	—	—	—	—	—	—
Consolidated total	$263,796	100.0%	36.1%	$241,886	100.0%	36.1%

For the three months ended June 28, 2009, revenue and gross margin by reportable segments were as follows (in thousands, except percentages):

	June 28, 2009 (1)
Business Segment	Revenues	Percentage of Total	Gross Margin
Power management devices	$53,853	33.8%	(2.0)%
Energy-saving products	30,255	19.0	21.0
Automotive products	12,920	8.1	10.0
Enterprise power	19,534	12.2	36.0
HiRel	37,527	23.5	49.5
Ongoing customer segments total	154,089	96.6	20.9
Intellectual property	2,748	1.7	100.0
Ongoing segments total	156,837	98.3	22.3
Transition services	2,720	1.7	(63.7)
Consolidated total	$159,557	100.0%	20.8%

(1)       During the fourth quarter of fiscal year 2010, the Company realigned the reporting for certain products within its reportable segments.  This realignment was primarily between our Power Management Devices segment and Automotive Products segment with revenue and gross margin for certain products previously reported under our Power Management Devices segment now reported under our Automotive Products segment.  These changes resulted in an increase in revenue and gross margin for the Automotive Products and a corresponding decrease in revenue and gross margin for the Power Management Devices segment.  Prior periods have been adjusted to reflect this realignment.

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Company contacts:

Investors:

Chris Toth

310.252.7731

Media:

Sian Cummings

310.252.7148